Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

DULUTH HOLDINGS INC.

(as of October 20, 2015)

ARTICLE I. OFFICES

SECTION 1.1. Principal and Other Offices. The principal office of the Corporation shall be located at any place either within or outside the State of Wisconsin as designated in the Corporation’s most current Annual Report filed with the Wisconsin Department of Financial Institutions. The Corporation may have such other offices, either within or outside the State of Wisconsin as the Board of Directors may designate or as the business of the Corporation may require from time to time.

SECTION 1.2. Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may, but need not, be the same as any of its places of business. The registered office may be changed from time to time.

SECTION 1.3. Registered Agent. The registered agent of the Corporation required by the Wisconsin Business Corporation Law to maintain a business office in the State of Wisconsin may, but need not, be an officer or employee of the Corporation as long as such agent’s business office is identical with the registered office. The registered agent may be changed from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 2.1. Annual Meeting. The annual meeting of shareholders shall be held on the first Tuesday of May of each year at 10:00 am (local time) or on such date and at such other time as shall be fixed by, or at the direction of, the Board of Directors, for the purpose of electing directors whose term expires in such year and for the transaction of such other business as may have been properly brought before the meeting in compliance with the provisions of Section 2.5.

SECTION 2.2. Special Meetings. Except as otherwise required by applicable law, special meetings of shareholders of the Corporation may only be called by the Chairman of the Board pursuant to a resolution approved by the Board of Directors (by not less than two-thirds of the number of directors then in office); provided, however, that the Corporation shall hold a special meeting of shareholders of the Corporation if one or more signed and dated written demand or demands by the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting are delivered to the Corporation as required under the Wisconsin Business Corporation Law, which demand or demands must describe one or more identical purposes for which the shareholders demand that a meeting be held.

SECTION 2.3. Place of Meeting. The Board of Directors or the Chairman of the Board may designate any place, within or outside the State of Wisconsin, as the place of meeting for the annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

SECTION 2.4. Notice of Meeting. The Corporation shall notify shareholders of the date, time and place of each annual and special meeting of shareholders. Notice of a special meeting shall include a description of each purpose for which the meeting is called. Notice of all meetings need be given only to shareholders entitled to vote, unless otherwise required by the Wisconsin Business Corporation Law, and shall be given not less than ten nor more than sixty (60) days before the meeting date. The Corporation may give notice in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service or by any other electronic means and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Written notice, which includes notice by electronic transmission, shall be effective when mailed postpaid and addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, or when electronically transmitted to the shareholder in a manner authorized by the shareholder. Oral notice shall be deemed to be effective when communicated. Notice by newspaper, radio, television or other form of public broadcast communication shall be deemed to be effective the date of publication or broadcast.

SECTION 2.5. Advance Notice of Shareholder Nominations and Proposals. At an annual meeting of shareholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (including but not limited to director nominations) must be: (a) specified in the notice of meeting (or any amendment or supplement thereto) given in accordance with Section 2.4, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board, or (c) otherwise properly brought before the meeting by a shareholder who is a shareholder of record of the Corporation at the time such notice of such meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.5. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a shareholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, as defined below) at an annual meeting of shareholders.

In addition to any other requirements under applicable law, the Articles of Incorporation or the Bylaws, for business (including but not limited to director nominations) to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely written notice thereof in proper form to the Secretary in accordance with this Section 2.5 (even if such issue or matter is already the subject of any notice (including by Public Announcement, as defined below)) to the shareholders.

For all business other than director nominations (to which the procedures in Section 2.6 shall apply) to be timely, a shareholder’s notice of such business must be delivered to or mailed and received by the Secretary at the principal office of the Corporation not later than at the close of business on the ninetieth (90th) day prior to, and not earlier than the close of business on the one hundred twentieth (120th) day in advance of the anniversary of the annual meeting of shareholders held in the prior year; provided, however, that, subject to the last sentence of this paragraph, if the meeting is convened more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the prior year’s annual meeting, or if no annual meeting was held in the prior year, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice, which includes a Public Announcement, is first given to shareholders by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a shareholder’s notice.

For all business other than director nominations (to which the procedures in Section 2.6 shall apply) to be in proper written form, a shareholder’s notice to the Secretary shall set forth as to each matter that the shareholder proposes to bring before an annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) with respect to the shareholder proposing such business, (i) the name and address, as they appear on the Corporation’s books, of such shareholder, (ii)(A) the class and number of shares of the Corporation which are owned of record and shares of the Corporation which are owned beneficially but not of record by such shareholder as well as by any Associated Person (as defined below), (B) any Derivative Instrument (as defined below) directly or indirectly owned beneficially by such shareholder as well as by any Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder as well as any Associated Person has a right to vote any shares of any security of the Corporation, (D) the extent to which such shareholder, or any Associated Person, has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss or manage the risks of changes in share price or to profit or share in profit from any decrease in share price, or to increase or decrease the voting power of such shareholder or any Associated Person with respect to any shares of capital stock of the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (ii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings that would be required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the proposed business specified in the notice; and (iv) any interest of the shareholder in such business. In addition, any such shareholder shall be required to provide such further information as may be requested by the Corporation.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted and no director nominations shall be made at the annual meeting except in accordance with the procedures set forth in this Section 2.5 and Section 2.6 and failure to comply with such procedures shall include without limitation any failure by a shareholder intending to propose any business or make a director nomination to comply with such procedures (including without limitation a failure by any such shareholder to timely provide information as required in this Section 2.5 or Section 2.6 with respect to such business or such director nomination, as the case may be), or the failure by any such shareholder to appear at the meeting to present any such proposed business or director nomination, as the case may be; provided, however, that nothing in this Section 2.5 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with such procedures.

The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.5, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

For purposes of this Section 2.5 and Section 2.6, the following terms shall have the following meanings: (a) “Associated Person” of any shareholder means any person controlling, directly or indirectly, or acting in concert with, such shareholder; any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder; and any person controlling, controlled by, or under common control with such shareholder; (b) “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise; (c) the “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (d) “Public Announcement” means disclosure in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or in a press release reported by the Dow Jones News Service, Reuters Economic Services, Associated Press or comparable national news service, and notice given by Public Announcement shall be deemed given when such disclosure is first made.

Notwithstanding anything contained in this Section 2.5 or Section 2.6, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.5 and in Section 2.6. Nothing in this Section 2.5 or Section 2.6 shall be deemed to affect the Corporation’s obligations, or any shareholder’s rights to request inclusion of proposals in the Corporation’s proxy statement, under Rule 14a-8 under the Exchange Act.

SECTION 2.6. Procedures for Director Nominations. Only persons nominated in accordance with all of the procedures set forth in the Corporation’s Articles of Incorporation and Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or persons appointed by the Board, or by any shareholder of the Corporation who is a shareholder of record of the Corporation at the time notice of the meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.6.

For director nominations to be made by a shareholder to be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal office of the Corporation: (a) with respect to director nominations to be made at an annual meeting, not later than at the close of business on the ninetieth (90th) day prior to, and not earlier than the close of business on the one hundred twentieth (120th) day in advance of, the anniversary of the annual meeting of shareholders held in the prior year; and (b) with respect to director nominations to be made at a special meeting of shareholders for the election of directors, not later than the close of business on the tenth (10th) day following the day on which notice, which includes a Public Announcement, is first given to shareholders by the Corporation of such special meeting of shareholders; provided, however, that, with respect to the foregoing clause (a) and subject to the last sentence of this paragraph, if the meeting is convened more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the prior year’s annual meeting, or if no annual meeting was held in the prior year, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice, which includes a Public Announcement, is first given to shareholders by the Corporation of such annual meeting of shareholders. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been notice naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation given to the shareholders at least ten (10) days before the last day a shareholder may deliver a notice of nomination in accordance with the preceding sentence, a shareholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal office of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice, which includes a Public Announcement, is first given to shareholders by the Corporation. In no event shall an adjournment, or postponement of an annual or a special meeting for which notice has been given, commence a new time period for the giving of a shareholder’s notice.

For director nominations to be made by a shareholder to be in proper written form, a shareholder’s notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (iv) such other information relating to such person as is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and any successor to such Regulation; and (b) as to such shareholder, (i) the information required by clauses (b)(i) and (ii) of the fourth paragraph of Section 2.5, (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (iii) any interest of the shareholder in such nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of (x) such proposed nominee to serve as a director of the Corporation, including without limitation information to determine the independence of such nominee (or lack thereof) and/or information that could be material to a shareholder’s understanding of the nominee’s independence, or (y) the shareholder to nominate the proposed nominee.

The presiding officer at an annual meeting or a special meeting of shareholders for the election of directors shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures or other requirements prescribed by the Corporation’s Articles of Incorporation and Bylaws; and if he or she should so determine, such presiding officer shall so declare to the meeting and the defective nomination(s) shall be disregarded.

SECTION 2.7. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such record date shall not be more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to demand a special meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

(a) With respect to an annual meeting of shareholders or any special meeting of shareholders called by the Board of Directors or any person specifically authorized by the Board of Directors or these Bylaws to call a meeting, the day before the first notice is given to shareholders;

(b) With respect to a special meeting of shareholders demanded by the shareholders, the date on which the first shareholder signs the demand;

(c) With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend; and

(d) With respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution.

SECTION 2.8. Voting Lists. After fixing a record date for a meeting, the Corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a meeting of shareholders. The list shall be arranged by class or series of shares and show the address of and the number of shares held by each shareholder. The shareholders list must be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting. The list shall be available at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held. Subject to the provisions of the Wisconsin Business Corporation Law, a shareholder or his or her agent or attorney may, on written demand, inspect and copy the list during regular business hours and at his or her expense, during the period it is available for inspection. The Corporation shall make the shareholders list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders list shall not affect the validity of any action taken at such meeting.

SECTION 2.9. Shareholder Quorum and Voting Requirements. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation, Bylaws adopted under authority granted in the Articles of Incorporation or the Wisconsin Business Corporation Law provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

If the Articles of Incorporation or the Wisconsin Business Corporation Law provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is deemed present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting to the extent provided in Section 2.14.

If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, the Bylaws or the Wisconsin Business Corporation Law require a greater number of affirmative votes; provided, however, that the voting requirements for the election of directors shall be governed by Section 3.2(d) of these Bylaws.

SECTION 2.10. Proxies. For all meetings of shareholders, a shareholder may authorize another person to act for the shareholder by appointing the person as proxy. A shareholder or the shareholder’s authorized officer, director, employee, agent or attorney-in-fact may use any of the following means to appoint a proxy:

(a) In writing by signing or causing the shareholder’s signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature;

(b) By transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy; or

(c) By any other means permitted by the Wisconsin Business Corporation Law.

An appointment of a proxy shall be effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent authorized to tabulate votes. No appointment shall be valid after eleven months unless otherwise provided in the appointment.

SECTION 2.11. Voting of Shares. Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

No shares in the Corporation held by another corporation may be voted if the Corporation owns, directly or indirectly, a sufficient number of shares entitled to elect a majority of the directors of such other corporation; provided, however, that the Corporation shall not be limited in its power to vote any shares, including its own shares, held by it in a fiduciary capacity.

SECTION 2.12. Voting Shares Owned by the Corporation. Shares of the Corporation belonging to it shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 2.13. Acceptance of Instruments showing Shareholder Action.

(a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

(b) If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

(1) the shareholder is an entity, within the meaning of the Wisconsin Business Corporation Law, and the name signed purports to be that of an officer or agent of the entity;

(2) the name signed purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the Corporation or its agent request, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment;

(3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation or its agent request, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment;

(4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation or its agent request, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment; or

(5) two or more persons are the shareholders as cotenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the persons signing appears to be acting on behalf of all co-owners.

(c) The Corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

SECTION 2.14. Adjournments. An annual or special meeting of shareholders may be adjourned at any time, including after action on one or more matters, by a majority of shares represented, even if less than a quorum. An annual or special meeting may also be adjourned at any time, including after action on one or more matters, by the Chairman of the Board, by the presiding officer of such meeting or by any duly authorized officer of the Corporation. The meeting may be adjourned for any purpose, including, but not limited to, allowing additional time to solicit votes on one or more matters, to disseminate additional information to shareholders or to count votes. Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the original meeting.

(a) Quorum. Once a share is represented for any purpose at the original meeting, other than for the purpose of objecting to holding the meeting or transacting business at a meeting, it is considered present for purposes of determining if a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

(b) Record Date. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in Section 2.7, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

(c) Notice. Unless a new record date for an adjourned meeting is or must be fixed in accordance with Section 2.14(b), the Corporation is not required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment.

SECTION 2.15. Polling. In the sole discretion of the presiding officer of an annual or special meeting of shareholders, polls may be closed at any time after commencement of any annual or special meeting. When there are several matters to be considered at a meeting, the polls may remain open during the meeting as to any or all matters to be considered, as the presiding officer may declare. Polls will remain open as to matters to be considered at any adjournment of the meeting unless the presiding officer declares otherwise. At the sole discretion of the presiding officer, the polls may remain open after adjournment of a meeting for not more than 72 hours for the purpose of collecting proxies and counting votes. All votes submitted prior to the announcement of the results of the balloting shall be valid and counted. The results of balloting shall be final and binding after announcement of such results.

SECTION 2.16. Waiver of Notice by Shareholders. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or the

Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under any applicable provisions of the Wisconsin Business Corporation Law, except that the time and place of the meeting need not be stated, and be delivered to the Corporation for inclusion in the Corporation’s records. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to the holding of the meeting or transacting business at the meeting, and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

SECTION 2.17. Unanimous Consent without Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting only by unanimous written consent or consents signed by all of the shareholders of the Corporation holding shares entitled to vote thereon, and each such consent(s) shall be delivered to the Corporation for inclusion in the Corporation’s records. Each and every written consent shall bear the date of signature of each shareholder who signs the consent.

ARTICLE III. BOARD OF DIRECTORS

SECTION 3.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitations set forth in the Articles of Incorporation.

SECTION 3.2. Number, Classification, Tenure, Qualifications and Election.

(a) Number. Except as otherwise provided in the Articles of Incorporation, the number of directors (exclusive of directors, if any, elected by the holders of one or more series of preferred stock, voting separately as a series pursuant to the provisions of the Articles of Incorporation) shall be determined from time to time by resolution adopted by affirmative vote of a majority of all of the directors then in office.

(b) Tenure. A director shall hold office until the next annual meeting of shareholders, subject, however, to such director’s earlier death, resignation, disqualification or removal from office. Despite the expiration of a director’s term, the director shall continue to serve following such expiration until his or her successor shall be duly elected and shall qualify, until he or she resigns or until there is a decrease in the number of directors.

(c) Qualifications. A director need not be a resident of the state of Wisconsin or a shareholder of the Corporation except if required by the Articles of Incorporation. The Board of Directors, at its discretion, may establish any qualifications for directors, which qualifications, if any, shall only be applied for determining qualifications of a nominee for director as of the date of the meeting at which such nominee is to be elected or appointed.

(d) Election. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by holders of shares of the Corporation’s common stock entitled to vote in the election at a meeting of shareholders at which a quorum is present.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto. Directors so elected shall not be divided into classes unless expressly provided by such Articles, and during the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in Section 3.2(a).

SECTION 3.3. Removal. Exclusive of directors, if any, elected by the holders of one or more classes of preferred stock, directors of the Corporation may be removed from office with or without cause.

SECTION 3.4. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board or to the Corporation (which shall be directed to the Secretary).

SECTION 3.5. Vacancies. Exclusive of a vacancy in directors, if any, elected by the holders of one or more classes of preferred stock, any vacancy on the Board of Directors, however caused, including, without limitation, any vacancy resulting from an increase in the number of directors, shall be filled by the vote of a majority of all of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office until the next annual meeting of shareholders and until such director’s successor shall be duly elected and shall qualify. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director will not take office until the vacancy occurs.

SECTION 3.6. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of all of the directors then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall consist of one or more members of the Board of Directors. Unless otherwise provided by the Board of Directors, members of the committee shall serve at the pleasure of the Board of Directors. The committee may exercise those aspects of the authority of the Board of Directors which are within the scope of the committee’s assigned responsibilities or which the Board of Directors otherwise confers upon such committee; provided, however, a committee may not do any of the following:

(a) approve or recommend to shareholders for approval any action or matter expressly required by the Wisconsin Business Corporation Law to be submitted to shareholders for approval; or

(b) adopt, amend, or repeal any Bylaw of the Corporation.

Except as required or limited by the Articles of Incorporation, the Bylaws, the Wisconsin Business Corporation Law, or resolution of the Board of Directors, each committee shall be authorized to fix its own rules governing the conduct of its activities. Each committee shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

SECTION 3.7. Chairman of the Board. The Board of Directors shall have a Chairman of the Board to serve as its leader with respect to its activities. The Chairman of the Board shall be a member of the Board of Directors and shall be elected by the Board of Directors. The Board of Directors may remove and replace the Chairman of the Board at any time with or without cause. The Chairman of the Board shall not be an officer or employee of the Corporation by virtue of such position (but may be appointed as such pursuant to Section 4.1). The Chairman of the Board shall preside at all annual and special meetings of shareholders and all regular and special meetings of the Board of Directors, in each case except as he or she delegates to the Chief Executive Officer, the President or another officer of the Corporation or as otherwise may be determined by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at annual and special meetings of shareholders regular and special meetings of the Board of Directors.

SECTION 3.8. Compensation. Except as provided in the Articles of Incorporation, the Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of directors.

SECTION 3.9. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session thereof. A regular meeting of a committee, if any, shall be at such date, place, either within or outside the state of Wisconsin, and time as such committee determines. Other regular meetings of the Board of Directors shall be held at such dates, times and places, either within or without the State of Wisconsin, as the Board of Directors may provide by resolution, which resolution shall constitute exclusive notice of such meeting.

SECTION 3.10. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or two-thirds of the members of the Board of Directors then in office. Special meetings of a committee may be called by or at the request of the chairman of a committee or a majority of the committee members. The person or persons authorized to call special meetings of the Board of Directors or a committee may fix any date, time and place, either within or outside the State of Wisconsin, for any special meeting of the Board of Directors or committee called by them.

SECTION 3.11. Notice; Waiver. Notice of meetings, except for regular meetings, shall be given at least five (5) days prior to the meeting of the Board of Directors or committee and shall state the date, time and place of such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or committee need be specified in the notice of such meeting. Notice may be communicated in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service or by any other electronic means. Written notice, which includes notice by electronic transmission, is effective at the earliest of the following: (1) when received; (2) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) two (2) days after it is deposited with a private carrier; or (4) when electronically transmitted. Oral notice is deemed effective when communicated. Facsimile notice is deemed effective when sent.

A director may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or the Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the Corporation. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting or promptly upon such director’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 3.12. Quorum; Voting. Unless otherwise provided in the Articles of Incorporation or the Wisconsin Business Corporation Law, a majority of the number of directors fixed in accordance with Section 3.2(a) or appointed by the Board of Directors to a committee shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or committee; provided, however, that even though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise provided in the Articles of Incorporation, the Bylaws or the Wisconsin Business Corporation Law, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors or committee.

SECTION 3.13. Presumption of Assent. A director of the Corporation who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken is deemed to have assented to the action taken unless (a) such director objects at the beginning of the meeting or promptly upon arrival to holding the meeting or transacting business at the meeting, (b) such director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director’s dissent or abstention from the action taken, (c) such director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation (directed to the Secretary) immediately after adjournment of the meeting, or (d) such director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director’s dissent or abstention from the action taken and the director delivers to the Corporation (directed to the Secretary) a written notice of that failure promptly after receiving the minutes. A director who votes in favor of action taken may not dissent or abstain from that action.

SECTION 3.14. Informal Action Without Meeting. Any action required or permitted by the Articles of Incorporation, the Bylaws or any provision of law to be taken by the Board of Directors or a committee at a meeting may be taken without a meeting if the action is taken by all of the directors or committee members then in office. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation. Any such consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

SECTION 3.15. Telephonic or Other Meetings. Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting of the

Board of Directors or any committee thereof by, or conduct the meeting through the use of, any means of communication by which (a) all directors participating may simultaneously hear each other during the meeting, (b) all communication during the meeting is immediately transmitted to each participating director and (c) each participating director is able to immediately send messages to all other participating directors. If the meeting is to be conducted through the use of any such means of communication all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by this means is deemed to be present in person at the meeting. Notwithstanding the foregoing, the Chairman of the Board, or other presiding officer, shall, at any time, have the authority to deem any business or resolution not appropriate for meetings held pursuant to this Section 3.15.

ARTICLE IV. OFFICERS

SECTION 4.1. Number. The principal officers of the Corporation may include a Chief Executive Officer, a President, one or more Vice Presidents, any number of whom may be designated as Senior Executive Vice President, Executive Vice President or Senior Vice President, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. Furthermore, the Board of Directors may appoint the Chairman of the Board to hold the principal officer position of Executive Chairman, and in the event of such appointment, the Chairman of the Board may be referred to as the Executive Chairman. The officers also may include such other officers, including without limitation, assistant officers who may be appointed and have such designations as are determined by or at the direction of the Board of Directors, the Executive Chairman, the Chief Executive Officer or the President and whose terms of office shall be as is specified in the appointments. The same natural person may simultaneously hold more than one office in the Corporation.

SECTION 4.2. Appointment and Term of Office. The principal officers of the Corporation to be appointed by the Board of Directors shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the principal officers shall not be appointed at such meeting, such appointment shall be made as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly appointed or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 4.3. Removal. The Board of Directors may remove any officer at any time with or without cause and notwithstanding the contract rights, if any, of the officer removed. The Board of Directors, the Executive Chairman, the Chief Executive Officer or the President may remove any assistant officer who was appointed by the Board, the Executive Chairman, the Chief Executive Officer or the President. The appointment of an officer or assistant officer does not itself create contract rights.

SECTION 4.4. Vacancies. Subject to the last sentence of this Section 4.4, a vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any assistant office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors, the Executive Chairman, the Chief Executive Officer or the President. At the end of a prescribed term of the Chairman of the Board being appointed as a principal officer of the Corporation in accordance with Section 4.1, or in the event of a vacancy in the office of Executive Chairman because of death, resignation, removal disqualification or otherwise in which the Board of Directors does not appoint a successor Executive Chairman, the duties, responsibilities and authority of the office of Executive Chairman prescribed in Section 4.5 shall revert to the Chief Executive Officer, and the office of Executive Chairman shall remain vacant unless and until a successor is appointed by the Board of Directors in accordance with Section 4.1.

SECTION 4.5. Executive Chairman. In addition to the authority, duties and responsibilities of the Chairman of the Board specified in Section 3.7, if the Chairman of the Board is appointed as a principal officer of the Corporation having the title of Executive Chairman pursuant to Section 4.1, such Executive Chairman shall have the authority, duties and responsibilities as may be prescribed from time to time by the Board of Directors.

SECTION 4.6. Chief Executive Officer. Subject to the authority, duties, responsibilities and requirements as may be prescribed by the Board of Directors to the Chairman of the Board, if appointed as a principal officer of the Corporation pursuant to Section 4.1, the Chief Executive Officer shall be the chief executive officer of the Corporation, shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect and shall, subject to the control vested in the Board of Directors by the Wisconsin Business Corporation Law, administer and be responsible for the management of the business and affairs of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at annual and special meetings of shareholders. The Chief Executive Officer (and such other officer(s) as are authorized by resolution of the Board of Directors) is authorized to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business or which shall be authorized by resolution of the Board of Directors, except where the signing thereof is exclusively delegated to another officer or employee of the Corporation by the Board of Directors; and, except as otherwise provided by law or directed by the Board of Directors, the Chief Executive Officer may authorize the President, any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. The Chief Executive Officer shall have the authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as the Chief Executive Officer deems necessary, prescribe their powers, duties and compensation, and delegate authority to them. Such agents and employees shall hold offices at the discretion of the Chief Executive Officer. In general, the Chief Executive Officer shall have all authority and perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed from time to time by the Executive Chairman or the Board of Directors.

SECTION 4.7. President. Subject to the authority, duties, responsibilities and requirements as may be prescribed by the Board of Directors to the Chairman of the Board, if appointed as a principal officer of the Corporation pursuant to Section 4.1, the President shall have all authority and perform all duties incident to the office of president or as may be prescribed from time to time by the Board of Directors. In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers and duties of the Chief Executive Officer. In addition, the President shall be responsible for the administration and management of the areas of the business and affairs of the Corporation assigned to him or her from to time by the Board of Directors, the Executive Chairman or the Chief Executive Officer.

SECTION 4.8. Vice Presidents. One or more of the Vice Presidents may be designated as Senior Executive Vice President, Executive Vice President or Senior Vice President. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice Presidents in the order designated at the time of their appointment, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the Corporation. Any Vice President shall perform such other duties as are incident to the office of Vice President or as may be prescribed from time to time by the Board of Directors, the Executive Chairman, the Chief Executive Officer or the President.

SECTION 4.9. Secretary. The Secretary shall: (a) keep the minutes of the shareholders and Board of Directors meetings in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law, (c) be custodian of the Corporation’s records and of the seal of the Corporation, (d) see that the seal of the Corporation is affixed to all appropriate documents the execution of which on behalf of the Corporation under its seal is duly authorized, (e) keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder and (f) perform all duties incident to the office of Secretary and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Chairman, the Chief Executive Officer or the President.

SECTION 4.10. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation, and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Board of Directors, the Executive Chairman, the Chief Executive Officer or the President.

SECTION 4.11. Assistant Secretaries and Assistant Treasurers. An Assistant Secretary, if any, when authorized by the Board of Directors, may sign with the Executive Chairman, the Chief Executive Officer, the President or any Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. An Assistant Treasurer, if any, shall, if required by the Board of Directors, give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Board of Directors, the Executive Chairman, the Chief Executive Officer or the President or the Secretary or the Treasurer, respectively.

SECTION 4.12. Salaries and Other Compensation. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors, a committee authorized by the Board to fix the same or by such officer or officers authorized by the Board or any such committee to fix the same, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation or a member of such committee.

ARTICLE V. CONTRACTS; VOTING OF STOCK IN OTHER CORPORATIONS

SECTION 5.1. Contracts. The Board of Directors may authorize any officer or officers, committee, or any agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

SECTION 5.2. Voting of Stock in Other Corporations. The Board of Directors by resolution shall from time to time designate one or more persons to vote all stock held by this Corporation in any other corporation or entity, may designate such persons in the alternative and may empower them to execute proxies to vote in their stead. In the absence of any such designation by the Board of Directors, the Chief Executive Officer shall be authorized to vote any stock held by the Corporation or execute proxies to vote such stock.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 6.1. Certificates for Shares. Shares of the Corporation may be issued in certificated or uncertificated form. Such shares shall be in the form determined by, or under the authority of a resolution of, the Board of Directors, which shall be consistent with the requirements of the Wisconsin Business Corporation Law.

(a) Certificated Shares. Shares represented by certificates shall be signed by the Executive Chairman, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary. The validity of a share certificate is not affected if a person who signed the certificate no longer holds office when the certificate is issued. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

(b) Uncertificated Shares. Shares of some or all of any or all classes or series of the Corporation’s capital stock may also be issued in uncertificated form. Within a reasonable time after issuance or transfer of such shares, the Corporation shall send the shareholder a written statement of the information required on share certificates under the Wisconsin Business Corporation Law, including: (1) the name of the Corporation; (2) the name of person to whom shares were issued; (3) the number and class of shares and the designation of the series, if any, of the shares issued; and (4) either a summary of the designations, relative rights, preferences and limitations, applicable to each class, and the variations in rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or a conspicuous statement that the Corporation will furnish the information specified in this clause (4) without charge upon the written request of the shareholder.

SECTION 6.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record of such shares, or his or her legal representative, who shall furnish proper evidence of authority to transfer or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares, if any. The person in whose name shares stand on the books and records of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, except as otherwise required by the Wisconsin Business Corporation Law.

SECTION 6.3. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of shares of the Corporation represented in certificated or uncertificated form, including the appointment or designation of one or more stock transfer agents and one or more stock registrars.

ARTICLE VII. INDEMNIFICATION; INSURANCE

SECTION 7.1. Indemnity of Directors and Officers.

(a) Definitions to Indemnification and Insurance Provisions.

(1) “Director or Officer” means any of the following: (i) A natural person who is or was a director or officer of the Corporation; (ii) A natural person who, while a director or officer of the Corporation, is or was serving either pursuant to the Corporation’s specific request or as a result of the nature of such person’s duties to the Corporation as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise; (iii) A natural person who, while a director or officer of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan; or (iv) Unless the context requires otherwise, the estate or personal representative of a director or officer. Notwithstanding the foregoing, an agent falls within the foregoing definition only upon a resolution of the Board of Directors or committee appointed thereby that such agent shall be entitled to the indemnification provided herein.

(2) “Liability” means the obligation to pay a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, the agreement to pay any amount in settlement of a Proceeding (whether or not approved by a court order), and reasonable expenses and interest related to the foregoing.

(3) “Party” means a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding.

(4) “Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal (including but not limited to any act or failure to act alleged or determined to have been negligent, to have violated the

Employee Retirement Income Security Act of 1974, or to have violated Section 180.0833 of the Wisconsin Statutes, or any successor thereto, regarding improper dividends, distributions of assets, purchases of shares of the Corporation, or loans to officers), which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person or entity.

(5) “Expenses” means all reasonable fees, costs, charges, disbursements, attorneys’ fees and any other expenses incurred in connection with a Proceeding.

(b) Indemnification of Directors and Officers.

(1) The Corporation shall indemnify a Director or Officer to the extent he or she has been successful on the merits or otherwise in the defense of any Proceeding, for all reasonable Expenses in a Proceeding if the Director or Officer was a Party because he or she is a Director or Officer of the Corporation.

(2) In cases not included under Section 7.1(b)(1), the Corporation shall indemnify a Director or Officer against Liability that the Director or Officer incurred in a Proceeding to which the Director or Officer was a Party because he or she is a Director or Officer of the Corporation, unless it is determined by final judicial adjudication that such person breached or failed to perform a duty owed to the Corporation which constituted any of the following:

(i) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director or Officer has a material conflict of interest;

(ii) A violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

(iii) A transaction from which the Director or Officer derived an improper personal profit; or

(iv) Willful misconduct.

(3) Indemnification under this Section 7.1 is not required to the extent the Director or Officer has previously received indemnification or allowance of expenses from any person (including any entity), including the Corporation, in connection with the same Proceeding.

(4) Indemnification required under Section 7.1(b)(1) shall be made within ten (10) days of receipt of a written demand for indemnification. Indemnification required under Section 7.1(b)(2) shall be made within thirty (30) days of receipt of a written demand for indemnification.

(5) Upon written request by a Director or Officer who is a Party to a Proceeding, the Corporation shall pay or reimburse his or her reasonable Expenses as incurred if the Director or Officer provides the Corporation with all of the following:

(i) A written affirmation of his or her good faith belief that he or she is entitled to indemnification under Section 7.1; and

(ii) A written undertaking, executed personally or on his or her behalf, to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under Section 7.1(b)(2) is prohibited. The undertaking under this Section 7.1(b)(5) shall be accepted without reference to the ability of the Director or Officer to repay the allowance. The undertaking shall be unsecured.

(c) Determination that Indemnification is Proper.

(1) Unless provided otherwise by a written agreement between the Director or Officer and the Corporation, determination of whether indemnification is required under Section 7.1(b) shall be made by one of the following methods, which in the case of a Director or Officer seeking indemnification shall be selected by such Director or Officer: (i) by a majority vote of a quorum of the Board of Directors consisting of directors who are not at the time parties to the same or related proceedings or, if a quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the Board of Directors (which appointment by the Board of Directors may be made by directors who are parties to the proceeding) consisting solely of two or more directors who are not at the time parties to the same or related proceedings, (ii) by independent legal counsel selected by a quorum of the board of directors or its committee constituted as required under (i), above or, if unable to obtain such a quorum or committee, by a majority vote of the full board of directors, including directors who are parties to the same or related proceedings, (iii) by a panel of three arbitrators consisting of (A) one arbitrator selected by a quorum of the Board of Directors or its committee constituted as required under (i), above, or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings, (B) one arbitrator selected by the person seeking indemnification and (C) one arbitrator selected by the other two arbitrators, (iv) by an affirmative vote of shareholders as provided under Section 2.9, except that shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination, or (v) by a court of competent jurisdiction as permitted under the Wisconsin Business Corporation Law; provided, however, that with respect to any additional right to indemnification permissible under the Wisconsin Business Corporation Law and granted by the Corporation, the determination of whether such additional right of indemnification is required shall be made by any method permissible under the Wisconsin Business Corporation Law, as such methods may be limited by the grant of such additional right to indemnification.

(2) A Director or Officer who seeks indemnification under this Section 7.1 shall make a written request to the Corporation. As a further precondition to any right to receive indemnification, the writing shall contain a declaration that the Corporation shall have the right to exercise all rights and remedies available to such Director or Officer against any other corporation, foreign corporation, partnership, joint venture, trust or other enterprise, or other person arising out of, or related to, the Proceeding which resulted in the Liability and the Expense for which such Director or Officer is seeking indemnification, and that the Director or Officer is hereby deemed to have assigned to the Corporation all such rights and remedies.

(d) Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is a Director or Officer against any Liability asserted against or incurred by the individual in any such capacity or arising out of his or her status as such, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual under this Section 7.1.

(e) Severability. The provisions of this Section 7.1 shall not apply in any circumstance where a court of competent jurisdiction determines that indemnification would be invalid as against public policy, but such provisions shall not apply only to the extent that they are invalid as against public policy and shall otherwise remain in full force and effect.

(f) Limitation or Expansion of Indemnification. The right to indemnification under this Section 7.1 may be limited or reduced only by subsequent affirmative vote of not less than two-thirds of the Corporation’s outstanding capital stock entitled to vote on such matters. Any limitation or reduction in the right to indemnification may only be prospective from the date of such vote. The Board of Directors, however, shall have the authority to expand the indemnification permitted under this Section 7.1 to the fullest extent permissible under the Wisconsin Business Corporation Law as in effect on the date of any such resolution with or without further amendment to this Section 7.1.

ARTICLE VIII. AMENDMENTS

SECTION 8.1. Amendment by the Board of Directors. The Board of Directors may amend or repeal the Bylaws of the Corporation or adopt new bylaws except to the extent any of the following apply:

(a) The Articles of Incorporation or the Wisconsin Business Corporation Law reserve that power exclusively to the shareholders; or

(b) The shareholders in adopting, amending, or repealing a particular bylaw provide expressly within the bylaw that the Board of Directors may not amend, repeal or readopt that bylaw.

Action by the Board of Directors to adopt or amend a bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect.

SECTION 8.2. Amendment by the Corporation’s Shareholders. The Corporation’s shareholders may amend or repeal the Corporation’s Bylaws or adopt new bylaws even though the Board of Directors may also amend or repeal the Corporation’s Bylaws or adopt new bylaws. In accordance with Article VII of the Articles of Incorporation, shareholder action to amend these Bylaws requires the affirmative vote of the holders of shares of stock representing at least fifty percent (50%) of the total combined voting power of all classes of then outstanding stock of the Corporation, voting together as a single voting group. The adoption or amendment of a bylaw that adds, changes or deletes a greater or lower quorum requirement or a greater voting requirement for shareholders or the Board of Directors must meet the same quorum and voting requirement then in effect.

ARTICLE IX. CORPORATE SEAL

SECTION 9.1. Corporate Seal. The Board of Directors may provide for a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the Corporation, Wisconsin as the state of incorporation, and the words “Corporate Seal.” Any instrument executed in the corporate name by the proper officers of the Corporation under any seal, including the words “Seal,” “Corporate Seal” or similar designation, is sealed even though the corporate seal is not used.

ARTICLE X. EMERGENCY BYLAWS

SECTION 10.1. Emergency Bylaws. Unless the Articles of Incorporation provide otherwise, the following provisions of this Article X shall be effective during an “Emergency,” which is defined as a catastrophic event that prevents a quorum of the Corporation’s directors from being readily assembled.

SECTION 10.2. Notice of Board Meetings. During an Emergency, any one member of the Board of Directors or any one of the following officers: Executive Chairman, Chief Executive Officer, President, any Vice-President or Secretary, may call a meeting of the Board of Directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication or radio. Such notice shall be given at least six hours prior to commencement of the meeting.

SECTION 10.3. Temporary Directors and Quorum. One or more officers of the Corporation present at the Emergency meeting of the Board of Directors, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum (as determined by Section 3.12) of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

SECTION 10.4. Actions Permitted To Be Taken. The board as constituted in Section 10.3, and after notice as set forth in Section 10.2 may:

(a) Officers’ Powers. Prescribe emergency powers to any officers of the Corporation;

(b) Delegation of Any Power. Delegate to any officer or director, any of the powers of the Board of Directors;

(c) Lines of Succession. Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

(d) Relocate Principal Place of Business. Relocate the principal place of business, or designate successive or simultaneous principal places of business; and

(e) All Other Action. Take any and all other action, convenient, helpful, or necessary to carry on the business of the Corporation.

Corporate action taken in good faith in accordance with the emergency bylaws binds the Corporation and may not be used to impose liability on any of the Corporation’s directors, or officers.